Exhibit 10.3

Execution Version

amendment No. 3 to CREDIT, SECURITY AND GUARANTY AGREEMENT (REVOLVING LOAN)

This AMENDMENT NO. 3 TO CREDIT, SECURITY AND GUARANTY AGREEMENT (REVOLVING LOAN) (this “Agreement”) is made as of February 28, 2023, by and among XTANT MEDICAL HOLDINGS, INC., a Delaware corporation (“Holdings”) as a Guarantor, each of Holdings’ direct and indirect Subsidiaries set forth on the signature pages hereto as a “Borrower” (collectively, the “Borrowers” and each individually, a “Borrower”), MidCap Funding IV Trust, a Delaware statutory trust, individually as a Lender and as Agent (in such capacity, together with its successors and assigns, “Agent”) and the other financial institutions or other entities from time to time parties to the Credit Agreement referenced below, each as a Lender.

RECITALS

A. Agent, Lenders, and the Credit Parties have entered into that certain Credit, Security and Guaranty Agreement, dated as of May 6, 2021 (Revolving Loan) (as amended by that certain Amendment No. 1 to Credit, Security and Guaranty Agreement (Revolving Loan), dated as of March 7, 2022, and by that certain Amendment No. 2 to Credit, Security and Guaranty Agreement (Revolving Loan), dated as of October 27, 2022 the “Existing Credit Agreement” and as amended hereby and as it may be further amended, modified, supplemented and restated from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make certain advances of money and to extend certain financial accommodations to Borrowers in the amounts and manner set forth in the Credit Agreement.

B. The Credit Parties have requested, and Agent and all Lenders have agreed, to amend certain provisions of the Existing Credit Agreement, all in accordance with the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders and the Credit Parties hereby agree as follows:

1. Recitals. This Agreement shall constitute a Financing Document and the Recitals and each reference to the Credit Agreement, unless otherwise expressly noted, will be deemed to reference the Credit Agreement as amended hereby. The Recitals set forth above shall be construed as part of this Agreement as if set forth fully in the body of this Agreement and capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (including those capitalized terms used in the Recitals hereto).

2. Amendments to Existing Credit Agreement. Subject to the terms and conditions of this Agreement, including, without limitation, the conditions to effectiveness set forth in Section 4 below, the Existing Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Existing Credit Agreement is hereby amended by adding the following definitions in alphabetical order:

“Third Amendment” means that certain Amendment No. 3 to Credit, Security and Guaranty Agreement (Revolving Loan) dated as of the Third Amendment Effective Date, by and among the Borrower, Agent and the Lenders party thereto.

“Third Amendment Acquisition” means the acquisition by Holdings of Surgalign SPV, Inc., a Delaware corporation, pursuant to that certain Equity Purchase Agreement, dated as of the Third Amendment Effective Date, among Holdings, Surgalign SPV, Inc., Surgalign Spine Technologies, Inc., a Delaware corporation, and Surgalign Holdings, Inc., a Delaware corporation, as amended, restated, supplemented or otherwise modified from time to pursuant to the terms thereof and of this Agreement (the “Third Amendment Acquisition Agreement”).

“Third Amendment Effective Date” means February 28, 2023.

(b) The definitions of “Base Rate” in Section 1.1 of the Existing Credit Agreement is hereby amended by deleting “one percent (1.00%)” where it appears therein and replacing it with “the Floor”;

(c) The definition of “Floor” in Section 1.1 of the Existing Credit Agreement is hereby amended by deleting “one percent (1.00%)” where it appears therein and replacing it with “two and one half percent (2.50%)”;

(d) The definition of “Material Contracts” in Section 1.1 of the Existing Credit Agreement is hereby amended by

(i) renumbering the existing clause (c) as clause (d) and

(ii) adding the following new clause (c) in appropriate alphabetical order therein:

“(c) the Third Amendment Acquisition Agreement,”

(e) The definition of “Permitted Acquisition” in Section 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

““Permitted Acquisition” means (i) the Third Amendment Acquisition so long as the aggregate consideration for such Acquisition is no greater than $17,000,000, and (ii) any Acquisition by a Borrower to the extent that each of the following conditions shall have been satisfied:

(a)	the Borrower Representative shall have delivered to Agent at least ten (10) Business Days (or such shorter period as may be agreed by Agent) prior to the closing of the proposed Acquisition: (i) a description of the proposed Acquisition; (ii) a due diligence package (including, to the extent available, a quality of earnings report); and (iii) copies of the respective agreements, documents or instruments pursuant to which such Acquisition is to be consummated (or substantially final drafts thereof), any schedules to such agreements, documents or instruments and all other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith, and, to the extent required to be completed prior to the closing of such Acquisition under the related acquisition agreement and reasonably requested by Agent, all material regulatory and third party approvals and copies of any environmental assessments, if applicable;

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(b)	the Credit Parties (including any new Subsidiary to the extent required by Section 4.11) shall comply with the Joinder Requirements and execute and deliver the agreements, instruments and other documents to the extent required by Section 4.11 hereof, including such agreements, instruments and other documents necessary to ensure that Agent receives a first priority perfected Lien in all entities and assets acquired in connection with the Acquisition to the extent required by this Agreement;

(c)	at the time of such Acquisition and after giving effect thereto, no Event of Default has occurred and is continuing;

(d)	the Acquisition would not result in a Change in Control and each Credit Party remains a surviving legal entity after such Acquisition;

(e)	with respect to any Acquisition involving an in-license to a Credit Party, all such in-licenses or agreements related thereto shall constitute “Collateral” and Agent shall have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Agent’s rights and remedies under this Agreement and the other Financing Documents;

(f)	all transactions in connection with such Acquisition shall be consummated in all material respects in accordance with applicable Laws;

(g)	the assets acquired in such Acquisition are for use in the same, similar, related or complementary lines of business as the Credit Parties are currently engaged or a similar, related or complementary line of business reasonably related, ancillary or supplemental thereto or incidental thereto or reasonably expansive thereof;

(h)	is not hostile and, to the extent required for due authorization, such Acquisition shall have been approved by the board of directors (or other similar body) and/or the stockholders or other equity holders of any Person being acquired in such Acquisition;

(i)	no Debt or Liens (other than Permitted Liens and Permitted Debt, including Permitted Liens and Permitted Debt of any new Subsidiary which becomes a Credit Party in accordance with this definition) are assumed or created in connection with such Acquisition;

(j)	Agent shall have received a certificate of a Responsible Officer of the Borrower Representative demonstrating, on a pro forma basis after giving effect to the consummation of such Acquisition, that Credit Parties are in compliance with the financial covenants set forth in Article 6 hereof;

(k)	unless Agent shall otherwise consent in writing (in its sole discretion), (x) if the Acquisition is an equity purchase or merger, the target and its Subsidiaries must have as their jurisdiction of formation a state within the United States or the District of Columbia, and (y) if the Acquisition is an asset purchase, all or substantially all of the assets so acquired shall be located within the United States (or in the case of Registered Intellectual Property, registered in the United States (it being understood that such Intellectual Property may also be registered in other jurisdictions));

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(l)	the consideration payable by the Credit Parties and their Subsidiaries in connection with such Acquisition shall consist solely of (x) noncash Equity Interests (other than Disqualified Equity Interest) in Holdings and/or (y) cash and Cash Equivalents not to exceed in the aggregate the cap set forth in clause (m) below;

(m)	the sum of all cash amounts (including Cash Equivalents) paid or payable in connection with all Permitted Acquisitions (including all Debt, liabilities and Contingent Obligations (in each case to the extent otherwise permitted hereunder) incurred or assumed and the maximum amount of any royalties, earn-outs or comparable payment obligation in connection therewith, regardless of when due or payable and whether or not reflected on a consolidated balance sheet of Borrowers) shall not exceed $5,000,000 in the aggregate for the twelve month period ending with the month in which such Acquisition is consummated, plus the amount of net cash proceeds of the issuance Equity Interests (other than Disqualified Equity Interests) by Holdings issued for the purpose of, and substantially contemporaneously with, the funding of such Acquisition; and

(n)	Agent has received, prior to the consummation of such Acquisition, updated financial projections, in form and substance reasonably satisfactory to Agent, for the immediately succeeding twelve (12) months following the proposed consummation of the Acquisition beginning with the month during which the Acquisition is to be consummated.”

(f) Section 2.2(g) of the Existing Credit Agreement is hereby amended by replacing each occurrence of the words “First Amendment Effective Date” with the words “Third Amendment Effective Date”.

3. Representations and Warranties; Reaffirmation of Security Interest. Each Credit Party hereby confirms that all of the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to such Credit Party as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date. Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens on the Collateral. Each Credit Party acknowledges and agrees that the Credit Agreement, the other Financing Documents and this Agreement constitute the legal, valid and binding obligation of such Credit Party, and are enforceable against such Credit Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

4. Conditions to Effectiveness. This Agreement shall become effective as of the date on which each of the following conditions have been satisfied, as determined by Agent in its sole discretion:

(a) Agent shall have received a substantially final copy of the Third Amendment Acquisition Agreement and any other material documents, instruments or agreements executed in connection therewith and reasonably requested by Agent;

(b) the Acquisition contemplated by Third Amendment Acquisition Agreement shall have been consummated;

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(c) the Agent shall have received (including by way of facsimile or other electronic transmission) a duly authorized, executed and delivered counterpart of the signature page to this Amendment from each Credit Party, the Agent and the Lenders;

(d) the Agent shall have received a duly executed copy of Amendment No. 3 to Credit, Security and Guaranty Agreement (Term Loan);

(e) Agent shall have received an updated Perfection Certificate, in form and substance reasonably satisfactory to Agent;

(f) Agent shall have received a duly authorized, executed and delivered secretary’s certificate from each Credit Party certifying as to (i) the names and signatures of each officer of each Credit Party authorized to execute and deliver this Amendment and all documents executed in connection therewith, (ii) the organizational documents of each Credit Party attached to such certificate are complete and correct copies of such organizational documents as in effect on the date of such certification, (iii) the resolutions of each Credit Party’s board of directors or other appropriate governing body approving and authorizing the execution, delivery and performance of this Amendment and the other documents executed in connection therewith, and (iv) certificates attesting to the good standing of each Credit Party in its jurisdiction of organization;

(g) Agent shall have received a duly executed certificate of Borrower certifying with respect to the Third Amendment Acquisition as to the satisfaction of each condition contained in the definition of Permitted Acquisition other than the conditions set forth in clauses (a), (l) and (m) therein and attaching the projections required by clause (n) of such definition;

(h) Agent shall have received, with respect to each Credit Party, (i) current UCC searches from the Secretary of State of its jurisdiction of organization; and (ii) judgment, federal tax lien, personal property tax lien, and corporate and partnership tax lien searches, in each applicable jurisdiction, in each case, with results reasonably acceptable to the Agent;

(i) After giving effect to the amendments set forth in Section 2, all representations and warranties set forth in the Credit Agreement shall be true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) as of the date hereof, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date (without duplication of any materiality qualifier in the text of such representation or warranty) (and Borrower’s delivery of its signature hereto shall be deemed to be its certification thereof); and

(j) immediately prior to and after giving effect to this Amendment, no Default or Event of Default exists under any of the Financing Documents.

5. Post-Closing Requirements. Credit Parties hereby covenant and agree that:

(a) Within thirty (30) days of the consummation of the Third Amendment Acquisition (or such later date as Agent may agree in writing in its sole discretion), Credit Parties shall execute such documents and take such actions as may be required by Agent pursuant to Section 4.11(d) with respect to any Subsidiaries formed or acquired in connection with the Third Amendment Acquisition; and

(b) Within thirty (30) days of the consummation of the Third Amendment Acquisition (or such later date as Agent may agree in writing in its sole discretion), Credit Parties shall execute such supplements to the Intellectual Property Security Agreement.

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Each Credit Party hereby agrees that failure to comply with the requirements set forth in this Section 5 shall constitute an immediate and automatic Event of Default.

6. Release. In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Credit Party, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of their respective current and former directors, officers, shareholders, agents, and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Releasing Parties”) does hereby fully and completely release, acquit and forever discharge each of Agent, Lenders, and each their respective parents, subsidiaries, affiliates, members, managers, shareholders, directors, officers and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Released Parties”), of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Released Parties or any of them (whether directly or indirectly). Each Credit Party acknowledges that the foregoing release is a material inducement to Agent’s and each Lender’s decision to enter into this Agreement and agree to the modifications contemplated hereunder, and has been relied upon by Agent and Lenders in connection therewith.

7. No Waiver or Novation. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided in this Agreement, operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing. Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or the other Financing Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default. This Agreement (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

8. Affirmation. Except as specifically amended pursuant to the terms hereof, each Credit Party hereby acknowledges and agrees that the Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by such Credit Party. Each Credit Party covenants and agrees to comply with all of the terms, covenants and conditions of the Credit Agreement and the Financing Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

9. Miscellaneous.

(a) Reference to the Effect on the Credit Agreement. Upon the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Credit Agreement, as amended by this Agreement. Except as specifically amended above, the Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by each Credit Party.

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(b) Governing Law. THIS AGREEMENT AND ALL DISPUTES AND OTHER MATTERS RELATING HERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES

(c) Incorporation of Credit Agreement Provisions. The provisions contained in Section 11.6 (Indemnification), Section 13.8(b) (Submission to Jurisdiction) and Section 13.9 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(d) Headings. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(e) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument. Signatures by facsimile or by electronic mail delivery of an electronic version of any executed signature page shall bind the parties hereto. In furtherance of the foregoing, the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. As used herein, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or other record.

(f) Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

(g) Severability. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(h) Successors/Assigns. This Agreement shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Credit Agreement and the other Financing Documents.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

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IN WITNESS WHEREOF, intending to be legally bound, and intending that this document constitute an agreement executed under seal, the undersigned have executed this Agreement under seal as of the day and year first hereinabove set forth.

AGENT:	MIDCAP FUNDING IV TRUST,
as Agent

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

	By:	/s/ Maurice Amsellem
	Name:	Maurice Amsellem
	Title:	Authorized Signatory

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LENDER:	MIDCAP FUNDING IV TRUST,
as a Lender

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

	By:	/s/ Maurice Amsellem
	Name:	Maurice Amsellem
	Title:	Authorized Signatory

[Signatures Continue on Following Page]

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BORROWERS:

XTANT MEDICAL, INC.

	By:	/s/ Sean E. Browne
	Name:	Sean E. Browne
	Title:	Chief Executive Officer

BACTERIN INTERNATIONAL, INC.

	By:	/s/ Sean E. Browne
	Name:	Sean E. Browne
	Title:	Chief Executive Officer

X-SPINE SYSTEMS, INC.

	By:	/s/ Sean E. Browne
	Name:	Sean E. Browne
	Title:	Chief Executive Officer

GUARANTOR:

XTANT MEDICAL HOLDINGS, LLC

	By:	/s/ Sean E. Browne
	Name:	Sean E. Browne
	Title:	President and CEO

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